EXHIBIT 4.1







                               May 2, 1997



Mr. Mark Kneedy
Chapman and Cutler
111 West Monroe Street
Chicago, Illinois  60603


     Re:  Ranson Unit Investment Trusts, Series 57
          CUSIP #753268234
          (File No. 333-26391)

Dear Mark:

     It is our understanding that a Registration Statement has been filed with the Securities and Exchange Commission relating to units of the subject fund. Attached you will find our initial evaluation of the fund. Pursuant to said evaluation, the total bid side value of the Bonds in the Ranson Unit Investment Trust, Series 57 is $ 3,900,396.00; the ask side value is $ 3,919,995.00.

     This letter will evidence our consent to the use of our name on the subject registration statement as the initial evaluator of the securities in the portfolio of the subject trust.


                                    Sincerely,

                                    CANTOR FITZGERALD & CO.




                                    Sandy Coffey
                                    Managing Director